Exhibit 10.2

GENOMEDX BIOSCIENCES INC.

2011

AMENDED STOCK OPTION PLAN

Approved by the Board on December 2, 2011. Amendments approved by the Board on September 18, 2013, January 14, 2016, August 16, 2016, March 16, 2017 and March 20, 2018.

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS AND INTERPRETATION		1

1.1	Definitions	1
1.2	Choice of Law	4
1.3	Headings	4

ARTICLE 2 PURPOSE AND PARTICIPATION		4

2.1	Purpose	4
2.2	Participation	4
2.3	Notification of Award	4
2.4	Copy of Plan	4
2.5	Limitation	4

ARTICLE 3 TERMS AND CONDITIONS OF OPTIONS		5

3.1	Board to Issue Common Shares	5
3.2	Number of Common Shares	5
3.3	Term of Option	5
3.4	Termination	5
3.5	Exercise Price	8
3.6	Additional Terms	9
3.7	Going Public Agreements	9
3.8	Assignment of Options	9
3.9	Adjustments	10
3.10	Option Grant and Vesting Terms	10
3.11	U.S. Participants	10

ARTICLE 4 EXERCISE OF OPTION		11

4.1	Exercise of Option	11
4.2	Shareholder’s Agreement	11
4.3	Execution of Shareholder’s Agreement	11
4.4	Issue of Share Certificates	12
4.5	Condition of Issue	12

ARTICLE 5 ADMINISTRATION		12

5.1	Administration	12
5.2	Interpretation	12

ARTICLE 6 AMENDMENT, TERMINATION AND NOTICE		12

6.1	Prospective Amendment	12

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6.2	Retrospective Amendment	13
6.3	Approvals	13
6.4	Termination	13
6.5	Agreement	13
6.6	Notice	13

SCHEDULE A		A-1

SCHEDULE B		B-1

SCHEDULE C		C-1

ARTICLE 1 INTERPRETATION		C-1

1.1	Definitions	C-1
1.2	Words	C-3
1.3	Headings	C-3

ARTICLE 2 SCOPE, EFFECT AND PARTIES		C-4

2.1	Shareholder to Act in Support of Terms	C-4
2.2	Terms to Prevail over Constating Documents	C-4
2.3	Ceasing to be a Party	C-4
2.4	Termination of Agreement	C-4
2.5	Amendment of Agreement	C-4

ARTICLE 3 SHARE TRANSFERS		C-4

3.1	Transfers Restricted	C-4
3.2	Permitted Transfers	C-4
3.3	Right of First Refusal	C-5
3.4	Drag-Along Right	C-6
3.5	Company’s Option to Repurchase Shareholder’s Shares	C-7
3.6	Going Public Agreements	C-7
3.7	Recognition of Transfers	C-8
3.8	Endorsement on Share Certificates	C-8

ARTICLE 4 GENERAL PROVISIONS		C-8

4.1	No Partnership	C-8
4.2	Time of the Essence	C-8
4.3	Further Acts	C-8
4.4	Parties of Interest	C-8
4.5	Share Reorganizations	C-8
4.6	Governing Law	C-9
4.7	Entire Agreement	C-9
4.8	Notices	C-9

ii

4.9	Waiver	C-9
4.10	Severability	C-9
4.11	Assignment	C-9
4.12	Arbitration	C-10
4.13	Counterparts	C-10

iii

AMENDED STOCK OPTION PLAN

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions

As used herein, unless there is something in the subject matter or context inconsistent therewith, the following terms will have the meanings set forth below:

(a)

“Administrator” means, initially, the President of the Company and thereafter will mean such director or other senior officer or employee of the Company as may be designated as Administrator by the Board from time to time.

(b)	“Amended Articles” means the articles of the Company, as amended from time to time.

(c)	“Award Date” means the date on which the Board awards a particular Option or such other effective award date determined by the Board.

(d)	“Board” means the board of directors of the Company, or any committee thereof to which the board of directors of the Company has delegated the power to administer and grant Options under the Plan.

(e)	“Cause” means:

(i)	Cause as such term is defined in the written employment agreement between the Company and the Option Holder; or

(ii)

in the event there is no written employment agreement between the Company and the Option Holder or Cause is not defined therein, the usual meaning of just cause under the common law or the laws of the jurisdiction in which the Option Holder is employed.

(f)	“Chairperson” means the chairperson of the Board.

(g)	“Code” has the meaning given to that term under section 3.11.

(h)	“Common Share” or “Common Shares” means, as the case may be, one or more Class A Common Shares Without Par Value in the capital of the Company.

(i)

“Consultant” means any individual, such as a service provider pursuant to a consulting or services agreement, as may, from time to time, be permitted or not precluded by the rules and policies of the applicable Regulatory Authorities to be granted Options.

(j)	“Company” means GenomeDx Biosciences Inc., a company incorporated under the laws of British Columbia.

(k)	“Compensation Committee” means the compensation committee of the Board, if and as constituted from time to time.

(l)	“Convertible Shares” has the meaning given to that term under section 3.4(f).

(m)	“Deemed Liquidation Event” has the meaning given to that term in the Amended Articles.

(n)	“Director” means any individual holding the office of director of the Company.

(o)

“Employee” means any individual regularly employed on a full or part-time basis by the Company or any of its subsidiaries as may, from time to time, be permitted or not precluded by the rules and policies of the applicable Regulatory Authorities to be granted Options.

(p)	“Equity Securities” means:

(i)

Shares or any other security of the Company that carries the residual right to participate in the earnings of the Company and, on liquidation, dissolution or winding-up, in the assets of the Company, whether or not the security carries voting rights;

(ii)	any warrants, options or rights entitling the holders thereof to purchase or acquire any such securities; or

(iii)	any securities issued by the Company which are convertible or exchangeable into such securities.

(q)	“Exercise Notice” means the notice respecting the exercise of an Option, in the form set out as Schedule B hereto, duly executed by the Option Holder.

(r)	“Exercise Period” means the period during which a particular Option may be exercised and is the period from and including the Award Date through to and including the Expiry Date.

(s)	“Exercise Price” means the price at which an Option may be exercised as determined in accordance with section 3.5.

(t)	“Expiry Date” means the date determined in accordance with section 3.4 and after which a particular Option cannot be exercised.

(u)	“Fixed Expiry Date” has the meaning given to that term under section 3.4.

(v)	“IPO” means the offering and sale to the public of securities of the Company in connection with which the securities of the Company are listed or quoted on an organized trading facility.

(w)	“ISO” has the meaning given to that term under section 3.11.

(x)	“Market Value” means the market value of the Common Shares as determined in accordance with section 3.5.

(y)	“Option” means an option to acquire Common Shares, awarded to a Director, Employee or Consultant under the Plan.

(z)	“Option Certificate” means the certificate, in the form set out as Schedule A hereto, evidencing an Option.

(aa)

“Option Holder” means a Director, Employee or Consultant, or former Director, Employee or Consultant, who holds an unexercised and unexpired Option or, where applicable, the Personal Representative of such person.

(bb)

“Person” means any individual, partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, trust, trustee, executor, administrator, or other legal personal representatives, regulatory body or agency, government or governmental agency, authority or entity howsoever designated or constituted.

(cc)	“Personal Representative” means:

(i)	in the case of a deceased Option Holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and

(ii)	in the case of an Option Holder who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Option Holder.

(dd)	“Plan” means this stock option plan.

(ee)	“Purchaser” has the meaning given to that term under section 3.4(f).

(ff)

“Regulatory Authorities” means all stock exchanges, inter-dealer quotation networks and other organized trading facilities on which the Shares are listed and all securities commissions or similar securities regulatory bodies having jurisdiction over the Company.

(gg)	“Selling Shareholders” has the meaning given to that term under section 3.4(f).

(hh)	“Share” or “Shares” means, as the case may be, one or more Common Shares or shares of any other class in the share capital of the Company from time to time.

(ii)	“Substantial Sale” has the meaning given to that term under section 3.4(f).

(jj)	“Termination Date” means:

(i)

in the case of the resignation of the Option Holder’s employment or the termination of the Option Holder’s consulting or service contract by the Option Holder, the date that the Option Holder provides notice of such resignation or termination to the Company; or

(ii)

in the case of the termination of the Option Holder’s employment or consulting or service contract by the Company for any reason other than death or disability, the date that the Company delivers written notice of termination of the Option Holder’s employment or consulting or service contract to the Option Holder; or

(iii)	in the case of the expiry of a fixed-term employment or consulting or service contract that is not renewed or extended, the last day of the term.

(kk)

“Transfer” includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of a security interest or other arrangement by which possession, legal title or beneficial ownership passes from one Person to another, or to the same Person in a different capacity, whether or not voluntarily and whether or not for value, and any agreement to effect any of the foregoing, including any sale or exchange pursuant to a plan of arrangement, merger, consolidation, acquisition or similar transaction; and the words “Transferred”, “Transferring” and similar words have corresponding meanings.

(ll)	“U.S. Participant” has the meaning given to that term under section 3.11.

1.2	Choice of Law

The Plan is established under, and the provisions of the Plan will be subject to and interpreted and construed in accordance with, the laws of the Province of British Columbia.

1.3	Headings

The headings used herein are for convenience only and are not to affect the interpretation of the Plan.

ARTICLE 2

PURPOSE AND PARTICIPATION

2.1	Purpose

The purpose of the Plan is to provide the Company with a share-related mechanism to attract, retain and motivate qualified Directors, Employees and Consultants, to reward such of those Directors, Employees and Consultants as may be awarded Options under the Plan by the Board from time to time for their contributions toward the long term goals of the Company and to enable and encourage such Directors, Employees and Consultants to acquire Common Shares as long term investments.

2.2	Participation

The Compensation Committee will, from time to time, recommend to the Board those Directors, Employees and Consultants, if any, to whom Options should be awarded. The Board will, from time to time and in its sole discretion, taking into account any recommendations of the Compensation Committee, determine those Directors, Employees and Consultants, if any, to whom Options are to be awarded. The Board may, in its sole discretion, grant the majority of the Options to insiders of the Company.

2.3	Notification of Award

Following the approval by the Board of the awarding of an Option, the Administrator will notify the Option Holder in writing of the award and will enclose with such notice the Option Certificate representing the Option so awarded.

2.4	Copy of Plan

Each Option Holder, concurrently with the notice of the award of the Option, will be provided with a copy of the Plan. A copy of any amendment to the Plan will be promptly provided by the Administrator to each Option Holder.

2.5	Limitation

The Plan does not give any Option Holder that is a Director the right to serve or continue to serve as a Director of the Company nor does it give any Option Holder that is an Employee the right to be or to continue to be employed with the Company, nor does it give any Option Holder that is a Consultant the right to have a consulting relationship with the Company or provide services to the Company.

ARTICLE 3

TERMS AND CONDITIONS OF OPTIONS

3.1	Board to Issue Common Shares

The Common Shares to be issued to Option Holders upon the exercise of Options will be authorized and unissued Common Shares the issuance of which will have been authorized by the Board.

3.2	Number of Common Shares

Subject to adjustment as provided for in section 3.9 of the Plan, the number of Common Shares that will be available for Directors, Employees and Consultants to acquire pursuant to Options granted under the Plan will not exceed 24,121,603 Common Shares (including, for greater certainty, the Options outstanding as of the date hereof which shall be subject to and governed by the terms of this Plan and the certificates governing each applicable grant of Options) and the maximum number of Common Shares that will be available for Directors, Employees and Consultants to acquire pursuant to ISOs (as defined in section 3.11 of this Plan) will be 24,121,603 Common Shares. If any Option expires or otherwise terminates for any reason without having been exercised in full, the number of Common Shares in respect of which the Option was not exercised will again be available for the purposes of the Plan.

3.3	Term of Option

An Option Holder may exercise an Option in whole or in part at any time or from time to time during the Exercise Period. Any Option or part thereof not exercised within the Exercise Period will terminate and become null, void and of no effect as of 5:00 p.m. local time in Vancouver, British Columbia on the Expiry Date.

3.4	Termination

The Expiry Date of an Option will be the earlier of the date that is the tenth anniversary of the Award Date of such Option, or such other date so fixed by the Board at the time the particular Option is awarded provided that such date will be no later than the tenth anniversary of the Award Date of such Option (the “Fixed Expiry Date”), or the date established, if applicable, in subsections (a) to (f) below:

(a)	Death

In the event that the Option Holder should die while he or she is a Director (if he or she holds his or her Option as a Director) or Employee (if he or she holds his or her Option as an Employee) or Consultant (if he or she holds his or her Option as a Consultant), the Expiry Date for any vested portion or portions of the Option will be the date that is twelve months after the date of the Option Holder’s death. The Expiry Date for any unvested portion of the Option will be the date of the Option Holder’s death.

(b)	Disability

In the event that the Option Holder becomes permanently disabled while he or she is a Director (if he or she holds his or her Option as a Director) or Employee (if he or she holds his or her Option as an Employee) or Consultant (if he or she holds his or her Option as a

Consultant) and ceases to be a Director, Employee or Consultant as a result of the permanent disability, the Expiry Date for any vested portion or portions of the Option will be the date that is six months after the date that the Option Holder ceases to be a Director, Employee or Consultant, as the case may be. The Expiry Date for any unvested portion of the Option will be the date that the Option Holder ceases to be a Director, Employee or Consultant, as the case may be.

(c)	Ceasing to Hold Office

In the event that the Option Holder holds his or her Option as a Director of the Company and such Option Holder ceases to be a Director of the Company other than by reason of death or permanent disability, the Expiry Date for any vested portion or portions of the Option will be, unless otherwise provided for in the Option Certificate:

(i)	the 90th day following the date that the Option Holder ceases to be a Director of the Company unless the Option Holder ceases to be a Director of the Company as a result of:

(ii)	ceasing to meet the qualifications required under applicable laws;

(iii)	being removed from office in accordance with applicable laws; or

(iv)	an order made by any Regulatory Authority having jurisdiction to so order,

in which case the Expiry Date will be the date that the Option Holder ceases to be a Director of the Company. The Expiry Date for any unvested portion of the Option will be the date that the Option Holder ceases to be a Director of the Company.

(d)	Ceasing to be an Employee or Consultant

In the event that the Option Holder holds his or her Option as an Employee or Consultant of the Company and such Option Holder ceases to be an Employee or Consultant of the Company other than by reason of death or permanent disability, the Expiry Date of any vested portion or portions of the Option will be the 90th day following the Termination Date unless the Option Holder ceases to be an Employee or Consultant of the Company as a result of:

(i)	termination of employment for Cause (if he or she holds his or her Option as an Employee); or

(ii)	termination for failure to fulfil services pursuant to a consulting or services agreement (if he or she holds his or her Option as a Consultant); or

(iii)	an order made by any Regulatory Authority having jurisdiction to so order,

in which case the Expiry Date will be the Termination Date. The Expiry Date for any unvested portion of the Option will be the Termination Date.

(e)	Initial Public Offering

Prior to completion of an IPO, the Board or the Regulatory Authorities or the underwriter may require that there be no outstanding Options and the Company may deliver a notice to the Option Holder to this effect, in which case the unvested portion of the Option held by the Option Holder, if any, will immediately vest and the Expiry Date of the Option will be the 30th day following the date of the notice. In the event that the Company does not complete the IPO, the Company will, to the extent reasonably practicable, grant to the Option Holder an Option equivalent (including the original vesting terms, if any) to the Option cancelled or exercised, provided that in the case of an Option that was exercised, the Option Holder surrenders for cancellation the Common Shares acquired upon the exercise of the Option.

(f)	Substantial Sale

For the purposes of this section 3.4(f), any capitalized terms used herein and not otherwise defined in this Agreement shall have the meaning ascribed thereto in Article 27 of the amended articles of the Company (the “Amended Articles”).

(i)	Drag-Along.

If Shareholders holding Shares representing at least 61% of the outstanding Shares (the “Selling Shareholders”) irrevocably agree to Transfer (as defined in the Amended Articles) to one or more Persons (as defined in the Amended Articles) acting as principal and who is or are independent of the Selling Shareholders (a “Purchaser”) all or some portion of the Shares held or beneficially owned by the Selling Shareholders (collectively, the “Offered Securities”) pursuant to a bona fide offer, agreement or Deemed Liquidation Event (collectively, a “Purchase Offer”) from or with the Purchaser, the Selling Shareholders shall have the right (the “Drag-Along Right”), but not the obligation, to require each of the other holders or beneficial owners of Shares (the “Other Securityholders”) to sell the same proportion of Shares of the Company beneficially owned by such Other Securityholders as is being sold by the Selling Shareholders (collectively, the “Drag-Along Securities”) to the Purchaser for an amount and on the terms and conditions set out in this section 3.4(f) and in accordance with Article 27 of the Amended Articles, provided for greater certainty, notwithstanding this section 3.4(f)(i), in no event shall the Other Securityholders be required to sell any fractional Shares and in the event that the proportion of Shares required to be sold by any Other Securityholder pursuant to this section 3.4(f)(i) includes a fractional share, such number of Shares required to be sold by such Other Securityholder shall be rounded down to the nearest whole number. If the Purchaser offers to purchase any outstanding Options or requires that there be no Options outstanding following completion of the transactions contemplated in the Purchase Offer, this section 3.4(f)(i) shall be applicable to then outstanding Options and such Options shall be “Drag-Along Securities” for purposes of this section 3.4(f)(i) and Selling Shareholder may require the Company to deliver a notice to the Option Holder requiring the sale of such Options pursuant hereto, or, if applicable, provide that the unvested portion of the Option held by the Option Holder, if any, will immediately vest and the Expiry Date of the Option will be the 30th day following the date of the notice.

(ii)	Other Restrictions.

No Option Holder that may be required to sell Shares pursuant to this section 3.4(f) shall deposit, or permit any of their Affiliates to deposit, except as provided in this section 3.4(f) and in accordance with Article 27 of the Amended Articles, any Shares beneficially owned by such holder or Affiliate in any voting trust or subject any Shares to any agreement or arrangement with respect to the voting of such securities (other than proxies that may be granted from time to time in respect of specific meetings), unless specifically requested to do so by the Purchaser in connection with a sale pursuant to this section 3.4(f).

(iii)	Acknowledgement of Article 27.

Each Optionholder confirms and acknowledges that any Purchase Offer made and Drag-Along Right exercised under this section 3.4(f) is subject to and shall be made in accordance with the terms and conditions of Article 27 of the Amended Articles, to be read with such amendments as are necessary to reflect that Options are “Drag-Along Securities”.

If the Purchaser offers to buy the Options of an Option Holder and the Option Holder does not sell the Option Holder’s Options to the Purchaser as contemplated above, then that Option Holder’s Options will expire, terminate and be cancelled on completion of the Substantial Sale.

Notwithstanding section 3.4(f) above, the Board may, in a manner no less favourable from a financial point of view to an Option Holder than the treatment provided in section 3.4(f) above, determine the manner in which all unexercised Options granted under this Plan will be treated in the event of a Substantial Sale.

Notwithstanding anything else contained in the Plan and subject to any necessary approval from the Company’s shareholders and the Regulatory Authorities, the Board may in its discretion (a) extend the Expiry Date of any Option, provided that in no case will an Option be exercisable later than the tenth anniversary of the Award Date of the Option; or (b) accelerate the expiry or vesting terms applicable to an Option.

3.5	Exercise Price

The price at which an Option Holder may purchase a Common Share upon the exercise of an Option will be as set forth in the Option Certificate issued in respect of such Option and in any event will not be less than the Market Value of the Common Shares as of the Award Date. The Market Value of the Common Shares for a particular Award Date will be determined as follows:

(a)	for each organized trading facility on which the Common Shares are listed, Market Value will be determined by a resolution of the Board and must be either:

(i)	the closing trading price of the Common Shares on the last trading day immediately preceding the Award Date; or

(ii)	a value that is within the parameters set by the guidelines or policies of such organized trading facility;

(b)	if the Common Shares trade on an organized trading facility outside of Canada, then the Market Value determined for that organized trading facility will be converted into Canadian dollars at a conversion rate determined by the Administrator having regard for the published conversion rates as of the Award Date;

(c)

if the Common Shares are listed on more than one organized trading facility, then Market Value will be the greatest of the Market Values determined for each organized trading facility on which those Common Shares are listed as determined for each organized trading facility in accordance with subsections (a) and (b) above;

(d)

if the Common Shares are listed on one or more organized trading facility but have not traded during the ten trading day period immediately preceding the Award Date, then the Market Value will be, subject to the necessary approvals of the applicable Regulatory Authorities, such value as is determined by the Board; and

(e)

if the Common Shares are not listed on any organized trading facility, then the Market Value will be, subject to the necessary approvals of the applicable Regulatory Authorities, such value as is determined by the Board.

Notwithstanding anything else contained herein, in no case will the Market Value be less than the minimum prescribed by each of the organized trading facilities as would apply to the Award Date in question.

3.6	Additional Terms

Subject to all applicable securities laws and regulations and the rules and policies of all applicable Regulatory Authorities, the Board may attach other terms and conditions to the grant of a particular Option, such terms and conditions to be referred to in a schedule attached to the Option Certificate. These terms and conditions may include, but are not necessarily limited to, the following:

(a)	providing that an Option expires on a date other than as provided for herein, provided that in no case will an Option be exercisable later than the tenth anniversary of the Award Date of the Option;

(b)

providing that a portion or portions of an Option vest after certain periods of time or upon the occurrence of certain events, or expire after certain periods of time or upon the occurrence of certain events other than as provided for herein; and

(c)

providing that an Option be exercisable immediately, in full, notwithstanding that it has vesting provisions, upon the occurrence of certain events, such as a friendly or hostile takeover bid for the Company.

3.7	Going Public Agreements

If the Company proceeds to list its Shares on a public stock exchange or commences a public offering, each Option Holder will promptly enter into all such escrow, pooling or other agreements as are required by the securities regulatory authorities, the exchange, the agents or the underwriters in connection with such listing or public offering.

3.8	Assignment of Options

Options may not be assigned or transferred, provided however that the Personal Representative of an Option Holder may, to the extent permitted by section 4.1, exercise the Option within the Exercise Period.

3.9	Adjustments

If prior to the complete exercise of an Option the Common Shares are consolidated, subdivided, converted, exchanged or reclassified or in any way substituted for (collectively, the “Event”), an Option, to the extent that it has not been exercised, will be adjusted by the Board in accordance with such Event in the manner the Board deems appropriate. No fractional Common Shares will be issued upon the exercise of an Option and accordingly, if as a result of the Event, an Option Holder would become entitled to a fractional Common Share, such Option Holder will have the right to purchase only the next lowest whole number of Common Shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

3.10	Option Grant and Vesting Terms

Unless otherwise determined by the Board in accordance with the terms and conditions of this Plan, Options will be granted by the Board. The Board may, in its sole discretion attach a term or condition to a particular grant of Options providing that such Options will vest over a certain period of time or upon the occurrence of certain events. Unless otherwise determined by the Board, in its sole discretion, all grants of Options will vest over a four year period, with the first twenty-five percent (25%) of the Common Shares underlying each Option to vest following twelve months of continued employment or service, and the remaining Common Shares vesting over the following thirty-six month period in equal instalments on a monthly basis.

For clarity, the Board may deviate from the terms of this section 3.10 with respect to the grant of Options provided that such grant is made in accordance with the other terms of this Plan.

3.11	U.S. Participants

Any Option granted under the Plan to an Option Holder who is a citizen or resident of the United States (including its territories, possessions and all areas subject to the jurisdiction) (a “U.S. Participant”) may, at the sole discretion of the Company, be an incentive stock option (an “ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, of the United States (the “Code”), but only if so designated by the Company in the Option Certificate evidencing such Option. No provision of this Plan, as it may be applied to a U.S. Participant with respect to Options which are designated as ISOs, shall be construed so as to be inconsistent with any provision of Section 422 of the Code or the Treasury Regulations thereunder. Grants of Options to U.S. Participants which are not designated as or otherwise do not qualify as ISOs will be treated as nonstatutory stock options for U.S. federal tax purposes. Notwithstanding anything in this Plan contained to the contrary, the following provisions shall apply to ISOs granted to each U.S. Participant:

(a)

ISOs shall only be granted to individual U.S. Participants who are, at the time of grant, employees of the Company within the meaning of the Code. Any director of the Company who is a U.S. Participant shall be ineligible to vote upon the granting of such Option;

(b)

the aggregate fair market value (determined as of the time an ISO is granted) of the Common Shares subject to ISOs exercisable for the first time by a U.S. Participant during any calendar year under this Plan and all other stock option plans, within the meaning of Section 422 of the Code, of the Company shall not exceed One Hundred Thousand Dollars in U.S. funds (U.S.$100,000);

(c)

the Exercise Price for Common Shares under each ISO granted to a U.S. Participant pursuant to this Plan shall be not less than fair market value of such Common Shares at the time the Option is granted, as determined in good faith by the Board at such time (unless such ISO is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code);

(d)

if any U.S. Participant to whom an ISO is to be granted under the Plan at the time of the grant of such ISO is the owner of shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Corporation, then the following special provisions shall be applicable to the ISO granted to such individual:

(i)	the Exercise Price (per share) subject to such ISO shall not be less than one hundred ten percent (110%) of the fair market value of one Common Share at the time of grant; and

(ii)	for the purposes of this section 3.11 only, the Exercise Period shall not exceed five (5) years from the date of grant;

(e)

no ISO may be granted hereunder to a U.S. Participant following the expiration of ten (10) years after the date on which this Plan is adopted by the Company or the date on which the Plan is approved by the shareholders of the Company, whichever is earlier; and

(f)	no ISO granted to a U.S. Participant under the Plan shall become exercisable unless and until the Plan shall have been approved by the shareholders of the Company.

ARTICLE 4

EXERCISE OF OPTION

4.1	Exercise of Option

An Option may be exercised only by the Option Holder or the Personal Representative of the Option Holder. An Option Holder or the Personal Representative of the Option Holder may exercise the vested portion or portions of an Option in whole or in part at any time or from time to time during the Exercise Period up to 5:00 p.m. local time in Vancouver, British Columbia on the Expiry Date by delivering to the Administrator an Exercise Notice, the applicable Option Certificate and a certified cheque or bank draft payable to “GenomeDx Biosciences Inc.” in an amount equal to the aggregate Exercise Price of the Common Shares to be purchased pursuant to the exercise of the Option.

4.2	Shareholder’s Agreement

It is a condition of the Plan that an Option Holder who wishes to exercise an Option in whole or in part prior to the completion of an IPO must, if required by the Board, be a party to a shareholder’s agreement with the Company substantially in the form set out as Schedule C hereto. The shareholder’s agreement establishes certain rights and obligations with respect to the holding and sale of all Common Shares purchased from time to time by the Option Holder upon the exercise of Options.

4.3	Execution of Shareholder’s Agreement

As soon as practicable following the receipt of the Exercise Notice, the Administrator will establish whether the Option Holder is a party to a shareholder’s agreement with the Company. If the Option Holder is not a party to a shareholder’s agreement, and if so required by the Board, the Administrator will cause to be delivered to the Option Holder a shareholder’s agreement substantially in the form set out as Schedule C hereto for execution by the Option Holder and return to the Administrator.

4.4	Issue of Share Certificates

As soon as practicable following the receipt of the Exercise Notice (or following receipt of the executed shareholder’s agreement, if required), the Administrator will, in his sole discretion, either cause to be delivered to the Option Holder a certificate for the Common Shares purchased by the Option Holder or cause to be delivered to the Option Holder a copy of such certificate and the original of such certificate will be placed in the minute book of the Company. If the number of Common Shares in respect of which the Option was exercised is less than the number of Common Shares subject to the Option Certificate surrendered, the Administrator will forward a new Option Certificate to the Option Holder concurrently with delivery of the share certificate for the balance of the Common Shares available under the Option.

4.5	Condition of Issue

The Options and the issue of Common Shares by the Company pursuant to the exercise of Options are subject to the terms and conditions of the Plan and compliance with the rules and policies of all applicable Regulatory Authorities with respect to the granting of such Options and the issuance and distribution of such Common Shares, and to all applicable securities laws and regulations. The Option Holder agrees to comply with all such laws, regulations, rules and policies and agrees to furnish to the Company any information, reports or undertakings required to comply with, and to fully cooperate with, the Company in complying with such laws, regulations, rules and policies.

ARTICLE 5

ADMINISTRATION

5.1	Administration

The Plan will be administered by the Administrator on the instructions of the Board. The Compensation Committee may, from time to time, recommend to the Board how the Plan should be administered. The Board may make, amend and repeal at any time and from time to time such policies not inconsistent with the Plan as it may deem necessary or advisable for the proper administration and operation of the Plan and such policies will form part of the Plan. The Board may delegate to the Administrator or any director, officer or employee of the Company such administrative duties and powers as it may see fit.

5.2	Interpretation

The interpretation by the Board of any of the provisions of the Plan and any determination by it pursuant thereto will be final and conclusive and will not be subject to any dispute by any Option Holder. No member of the Board or any person acting pursuant to authority delegated by it hereunder will be liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Board and each such person will be entitled to indemnification with respect to any such action or determination in the manner provided for by the Company.

ARTICLE 6

AMENDMENT, TERMINATION AND NOTICE

6.1	Prospective Amendment

The Board may, from time to time and in accordance with any third party obligations of the Company, amend the Plan and the terms and conditions of any Option thereafter to be granted and, without limiting the generality of the foregoing, may make such amendment for the purpose of meeting any changes in any relevant law, rule or regulation applicable to the Plan, any Option or the Common Shares, or for any other purpose which may be permitted by all relevant laws, regulations, rules and policies provided always that any such amendment (with the exception of an amendment pursuant to section 3.4(f)) will not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to such amendment.

6.2	Retrospective Amendment

The Board may from time to time retrospectively amend the Plan and, with the consent of the affected Option Holders, retrospectively amend the terms and conditions of any Options which have been previously granted.

6.3	Approvals

The Plan and any amendments hereto are subject to all necessary approvals of the applicable Regulatory Authorities.

6.4	Termination

The Board may terminate the Plan at any time provided that such termination will not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to the date of such termination which will continue to be governed by the provisions of the Plan.

6.5	Agreement

The Company and every Option awarded hereunder will be bound by and subject to the terms and conditions of the Plan. By accepting an Option granted hereunder, the Option Holder has expressly agreed with the Company to be bound by the terms and conditions of the Plan.

6.6	Notice

Any notice or other communication contemplated under the Plan to be given by the Company to an Option Holder will be given by the Company delivering or faxing the notice to the Option Holder at the last address for the Option Holder in the Company’s records. Any such notice will be deemed to have been given on the date on which it was delivered, or in the case of fax, the next business day after transmission. An Option Holder may, at any time, advise the Company of a change in the Option Holder’s address or fax number.

AMENDMENT NO. 2 TO

GENOMEDX BIOSCIENCES INC.

2011 AMENDED STOCK OPTION PLAN

WHEREAS, DECIPHER BIOSCIENCES, INC., a Delaware corporation (the “Company”), has adopted the Genomedx Biosciences Inc. 2011 Amended Stock Option Plan, effective December 2, 2011 and as amended September 18, 2013 (the “Plan”); and

WHEREAS, pursuant to Article 6 of the Plan, the Board of Directors of the Company desires to amend Section 5.1 of the Plan to provide that the Board may reprice options.

NOW THEREFORE, the Plan is hereby amended as follows, effective as of June 10, 2019:

1. Section 5.1 of the Plan is hereby amended by replacing such section in its entirety with the following:

“The Plan will be administered by the Administrator on the instructions of the Board. The Compensation Committee may, from time to time, recommend to the Board how the Plan should be administered. The Board may make, amend and repeal at any time and from time to time such policies not inconsistent with the Plan as it may deem necessary or advisable for the proper administration and operation of the Plan and such policies will form part of the Plan. The Board may delegate to the Administrator or any director, officer or employee of the Company such administrative duties and powers as it may see fit.

The Board may effect, with the consent of any adversely affected Option Holder, (A) the reduction of the exercise, purchase or strike price of any outstanding Option; (B) the cancellation of any outstanding Option and the grant in substitution therefor of a new (1) Option or (2) cash and/or consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Shares as the cancelled Option and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.”

2. All other terms and conditions of the Plan shall remain in full force and effect.

3. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Plan.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf, effective as stated herein.

DECIPHER BIOSCIENCES, INC.

By:	/s/ Tina S. Nova, Ph.D.

Name:	Tina S. Nova, Ph.D.
Title:	President and Chief Executive Officer

SCHEDULE A

GENOMEDX BIOSCIENCES INC.

STOCK OPTION PLAN

OPTION CERTIFICATE

This Certificate is issued pursuant to the provisions of the GenomeDx Biosciences Inc. (the “Company”) stock option plan (the “Plan”) and evidences that ● is the holder (the “Option Holder”) of an option (the “Option”) to purchase up to ● Common Shares Without Par Value (the “Common Shares”) in the capital stock of the Company. The Exercise Price of the Option is Cdn. $ ● per Common Share.

Subject to the provisions of the Plan:

(a)	the Award Date of the Option is ●, ● ; and

(b)	the Fixed Expiry Date of the Option is ●, ● .

The vested portion or portions of the Option may be exercised at any time and from time to time from and including the Award Date through to 5:00 p.m. local time in Vancouver, British Columbia on the Expiry Date by delivering to the Administrator of the Plan an Exercise Notice, in the form provided in the Plan, together with this Certificate and a certified cheque or bank draft payable to “GenomeDx Bioscience Inc.” in an amount equal to the aggregate of the Exercise Price of the Common Shares in respect of which the Option is being exercised.

Upon receiving the Exercise Notice, the Administrator may deliver a shareholder’s agreement substantially in the form set out as Schedule C to the Plan to the Option Holder. The Option and the issue of Common Shares by the Company pursuant to the exercise of the Option are subject to the Option Holder signing and returning to the Administrator a copy of the shareholder’s agreement, if so required by the Administrator.

This Certificate and the Option evidenced hereby are not assignable, transferable or negotiable and are subject to the detailed terms and conditions contained in the Plan, the terms and conditions of which the Option Holder hereby expressly agrees with the Company to be bound by. This Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of the Company will prevail.

The Option is also subject to the terms and conditions contained in the schedules, if any, attached hereto. All terms not otherwise defined in this Certificate will have the meanings given to them under the Plan.

Dated this ● day of ●, ● .

GENOMEDX BIOSCIENCES INC.

Per:
Administrator, Stock Option Plan GenomeDx Biosciences Inc.

A-1

OPTION CERTIFICATE—SCHEDULE

The additional terms and conditions attached to the Option represented by this Certificate are as follows:

1 ● ; and

2 ● .

GENOMEDX BIOSCIENCES INC.

Per:
Administrator, Stock Option Plan GenomeDx Biosciences Inc.

A-2

SCHEDULE B

GENOMEDX BIOSCIENCES INC.

STOCK OPTION PLAN

NOTICE OF EXERCISE OF OPTION

TO: The Administrator, Stock Option Plan

GenomeDx Biosciences Inc.

c/o Joseph Garcia

2600 – 595 Burrard Street, Three Bentall Centre

Vancouver, British Columbia, V7X 1L3

The undersigned hereby irrevocably gives notice, pursuant to the GenomeDx Biosciences Inc. stock option plan (the “Plan”), of the exercise of the Option to acquire and hereby subscribes for (cross out inapplicable item):

(a)	all of the Common Shares; or

(b)	___________________ of the Common Shares,

which are the subject of the Option Certificate attached hereto.

The undersigned tenders herewith a certified cheque or bank draft (circle one) payable to “GenomeDx Biosciences Inc.” in an amount equal to the aggregate Exercise Price of the aforesaid Common Shares and directs the Company to issue the certificate evidencing said Common Shares in the name of the undersigned to be mailed to the undersigned at the following address:

The undersigned acknowledges that upon receiving the Exercise Notice, the Administrator may deliver a shareholder’s agreement substantially in the form set out as Schedule C to the Plan to the undersigned. The Option and the issue of Common Shares by the Company pursuant to the exercise of the Option are subject to the undersigned signing and returning to the Administrator a copy of the shareholder’s agreement, if so required by the Administrator.

By executing this Notice of Exercise of Option the undersigned hereby confirms that the undersigned has read the Plan and agrees to be bound by the provisions of the Plan, including without limitation section 4.2. All terms not otherwise defined in this Notice of Exercise of Option will have the meanings given to them under the Option Certificate.

DATED the ________ day of ____________________, __________.

Signature of Option Holder

B-1

SCHEDULE C

GENOMEDX BIOSCIENCES INC.

STOCK OPTION PLAN

SHAREHOLDER’S AGREEMENT

THIS AGREEMENT is dated for reference the ● day of ●, 20●.

BETWEEN:

GenomeDx Biosciences Inc., a company incorporated under the laws of British Columbia, with a registered office at ●;

(the “Company”)

AND:

●, of ●, British Columbia, ●;

(the “Shareholder”)

WHEREAS:

A.

The Shareholder wishes to acquire Shares in the capital of the Company upon the exercise of stock options granted under the Company’s stock option plan dated ● (the “Plan”), on the condition that this Agreement be entered into; and

B.	The parties wish to establish certain rights and obligations in respect of the holding and sale of the Shares and certain other matters;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, the mutual covenants and agreements set forth in this Agreement and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties), the parties hereby agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Agreement, unless otherwise provided:

(a)	“Affiliate” means, with respect to the Shareholder, any company that is directly or indirectly Controlled by the Shareholder.

(b)	“Agreement” means this agreement, together with any amendments to or replacements of this agreement.

(c)	“Acquisition Notice” has the meaning given to that term under subsection 3.4(a).

(d)	“Acquisition Offer” means a bona fide offer to purchase all of the Equity Securities that is received prior to the completion of an IPO.

(e)	“Board” means the board of directors of the Company.

(f)

“Business” means (i) the business of developing biomarker technologies to screen people for diseases that when identified can be promptly treated, thereby deriving the benefit of earlier detection and greater treatment success and (ii) any other material business carried on from time to time by the Company.

(g)	“Competitive Business” means any firm, company or business that competes in a material way with the Business of the Company.

(h)	“Constating Documents” means the Certificate of Incorporation, Notice of Articles, an Articles, together with any amendments thereto or replacements thereof.

(i)	“Control” or “Controls” means:

(i)

the right to exercise a majority of the votes that may be cast at a general meeting of a company, including votes that are exercisable only upon the occurrence of a contingency, where such contingency has occurred and is continuing; or

(ii)

the right to elect or appoint, directly or indirectly, a majority of the directors of a company or other persons who have the right to manage or supervise the management of the affairs and business of the company.

(j)	“Company Notice” has the meaning given to that term under subsection 3.3(b).

(k)	“Equity Securities” means:

(i)

common shares or any other security of the Company that carries the residual right to participate in the earnings of the Company and, on liquidation, dissolution or winding-up, in the assets of the Company, whether or not the security carries voting rights;

(ii)	any warrants, options or rights entitling the holders thereof to purchase or acquire any such common shares or other securities; or

(iii)	any securities issued by the Company which are convertible or exchangeable into such common shares or other securities;

(l)	“First Refusal Company Notice” has the meaning given to that term under subsection 3.3(b).

(m)	“First Refusal Offer” has the meaning given to that term under section 3.3.

(n)	“First Refusal Offer Notice” has the meaning given to that term under subsection 3.3(a).

(o)	“IPO” means the offering and sale to the public of any Equity Securities in connection with which such Equity Securities are listed or quoted on an organized trading facility.

(p)	“Offered Shares” has the meaning given to that term under section 3.3.

(q)	“Offering Period” has the meaning given to that term under subsection 3.3(b).

(r)	“Offeror” has the meaning given to that term under section 3.4.

(s)

“Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted.

(t)	“Purchase Price” has the meaning given to that term under subsection 3.4(c).

(u)

“Regulatory Authorities” means all stock exchanges, inter-dealer quotation networks and other organized trading facilities on which any Equity Securities are listed and all securities commissions or similar securities regulatory bodies having jurisdiction over the Company.

(v)	“Repurchase Notice” has the meaning given to that term under section 3.4.

(w)

“Repurchase Price” means the fair market value of the Shares being repurchased as determined by the Board with advice from, but not limited to, the auditors or accountants of the Company in accordance with generally accepted accounting principles using such factors as the auditors or accountants of the Company consider reasonable for the purposes of valuing the Shares, such determination to be final and binding upon the parties.

(x)

“Shares” means any and all common shares in the capital of the Company that have been purchased or may in the future be purchased by the Shareholder, including without limitation, common shares in the capital of the Company that have been purchased or may in the future be purchased upon the exercise of stock options granted under the Plan.

(y)	“Specified Securities” has the meaning given to that term under subsection 3.4(a).

(z)

“Transfer” includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of a security interest or other arrangement by which possession, legal title or beneficial ownership passes from one Person to another, or to the same Person in a different capacity, whether or not voluntarily and whether or not for value, and any agreement to effect any of the foregoing and the words “Transferred”, “Transferring” and similar words have corresponding meanings.

1.2	Words

Words (including defined terms) using or importing the singular number include the plural and vice versa and words importing one gender only will include all genders and words importing persons in this Agreement will include individuals, partnerships, corporations and any other entities, legal or otherwise.

1.3	Headings

The headings used in this Agreement are for ease of reference only and will not affect the meaning or the interpretation of this Agreement.

ARTICLE 2

SCOPE, EFFECT AND PARTIES

2.1	Shareholder to Act in Support of Terms

The Shareholder will at all times promptly take all such steps as may be reasonably within his or her powers, so as to fully implement the terms of this Agreement.

2.2	Terms to Prevail over Constating Documents

In the event of any conflict between the provisions of this Agreement and the Constating Documents or any agreement to which the Company or the Shareholder is or becomes a party, the provisions of this Agreement will prevail and govern to the extent permitted by law, provided, that in the event that the Shareholder is a party to any of the Amended and Restated Investors’ Rights Agreement, the Amended and Restated Voting Agreement or the Amended and Restated Right of First Refusal and Co-Sale Agreement, each dated September 18, 2013, by and among the Company and certain of its shareholders (as the same maybe amended or restated from time to time, the “Transaction Agreements”), the provisions of each applicable Transaction Agreement will prevail and govern in precedence to this Agreement and any other agreement to which the Company or the Shareholder is or becomes a party to the extent permitted by law.

2.3	Ceasing to be a Party

If the Shareholder no longer holds any Shares, then from that point forward the Shareholder will be deemed no longer to be a party to this Agreement.

2.4	Termination of Agreement

This Agreement and all of the benefits, rights and obligations hereunder will terminate in the event the Company is dissolved, liquidated or formally wound-up or upon an IPO.

2.5	Amendment of Agreement

This Agreement may only be amended by an instrument in writing duly executed by the Company and the Shareholder.

ARTICLE 3

SHARE TRANSFERS

3.1	Transfers Restricted

The Shareholder will not, directly or indirectly, Transfer any Shares (including but not restricted to any disposition by agreement, option, right or privilege capable of becoming an agreement or option) except (i) as permitted under section 3.2; or (ii) in accordance with the procedure set out under section 3.3.

3.2	Permitted Transfers

Section 3.3 of this Agreement does not apply to the following Transfers of Shares, which, subject to compliance with applicable securities laws, are permitted under this Agreement:

(a)	the Shareholder may from time to time Transfer all or any part of his or her Shares to any Affiliate of the Shareholder, provided that (i) the Shareholder Controls the Affiliate for so long as the Affiliate holds the Shares and will cause the Affiliate to observe all of the terms of this Agreement; (ii) the Affiliate agrees as a condition of the Transfer to be bound by and have the benefit of this Agreement; and (ii) the Affiliate agrees as a condition of the Transfer to Transfer back such Shares to the Shareholder in the event that the Affiliate ceases to be an Affiliate of the Shareholder. Notwithstanding section 2.3, any such Transfer will not release the Shareholder from his or her obligations hereunder;

(b)	the Shareholder may from time to time Transfer all or any part of his or her Shares to:

(i)	a trust for the benefit of the Shareholder or his or her immediate family; or

(ii)	a registered retirement savings plan of the Shareholder or the spouse of the Shareholder,

provided that if such transferee(s) (both legal and beneficial transferees in the case of a trust) is required to become a party to this Agreement, such transferee(s) will designate the Shareholder to represent the transferee(s) and the Shareholder will remain a party to and be bound by this Agreement for and on behalf of such transferee(s) and the Shareholder. Notwithstanding section 2.3, any such Transfer will not release the Shareholder from his or her obligations hereunder;

(c)

upon the death of the Shareholder, the Shareholder’s Shares may be Transferred in accordance with a probated will of the deceased or by operation of laws for the administration of estates upon intestacy, provided that each such transferee enters into an agreement under which the transferee becomes party to and bound by this Agreement;

(d)	a Transfer of Shares pursuant to section 3.4; and

(e)	the Shareholder may Transfer Shares in accordance with the rights, privileges, restrictions and conditions attached to Shares or a Transfer of Shares under a repurchase of Shares by the Company.

3.3	Right of First Refusal

If the Shareholder desires to Transfer any of his or her Shares, he or she may only do so if the Shareholder first offers (the “First Refusal Offer”) the Company the prior right to purchase, receive or acquire such Shares (the “Offered Shares”) on the following basis:

(a)

the First Refusal Offer will be made by written notice to the Company (the “First Refusal Offer Notice”) and will specify (i) the number of Offered Shares; (ii) the price at which the Shareholder is prepared to sell the Offered Shares; (iii) any other terms and conditions applicable to the First Refusal Offer; and (iv) whether or not the Shareholder has received a third party offer to purchase any of the Offered Shares (in which case the third party offer must be attached to the First Refusal Offer Notice);

(b)

the Company will have the right to accept the First Refusal Offer and purchase all, but not less than all, of the Offered Shares from the Shareholder. The Company will have 14 days (the “Offering Period”) after receipt of the First Refusal Offer Notice to deliver to the Shareholder written notice (the “First Refusal Company Notice”) that the Company either accepts the First Refusal Offer in its entirety or not at all. Failure to deliver the First Refusal Company Notice will be deemed to be a rejection of the First Refusal Offer;

(c)	if the Company does not accept the First Refusal Offer, then the Shareholder may Transfer all, but not less than all, of the Offered Shares to a third party, provided that:

(i)

such Transfer is effected at a price that is not less than the price and on terms and conditions no more favourable (from a purchaser’s perspective) than those set forth in the First Refusal Offer Notice;

(ii)

the Shareholder will not Transfer any of the Offered Shares to a third party who is engaged in a Competitive Business unless the First Refusal Offer Notice originally delivered by the Shareholder attached a detailed written offer from the third party for the Offered Shares; and

(iii)

such transfer is completed within a 90 day period following the end of the Offering Period (after which period has expired the Shareholder must again comply with this section 3.3 before Transferring any of his or her Shares to any Person);

(d)

the closing of the purchase of the Offered Shares by the Company will take place at the Company’s office on the later of: (i) the closing date specified in the First Refusal Offer Notice; and (ii) 30 days following the delivery of the First Refusal Company Notice to the Shareholder; and

(e)	the Shareholder will not Transfer the Offered Shares to a Person unless such Person is already party to a shareholder’s agreement with the Company or becomes party to and bound by this Agreement.

3.4	Drag-Along Right

For the purposes of this section 3.4, any capitalized terms used herein and not otherwise defined in this Agreement shall have the meaning ascribed thereto in Article 27 of the amended articles of the Company (the “Amended Articles”).

(a)	Drag-Along Right.

If Shareholders holding Shares representing at least 61% of the outstanding Shares (the “Selling Shareholders”) irrevocably agree to Transfer (as defined in the Amended Articles) to one or more Persons (as defined in the Amended Articles) acting as principal and who is or are independent of the Selling Shareholders (a “Purchaser”) all or some portion of the Shares held or beneficially owned by the Selling Shareholders (collectively, the “Offered Securities”) pursuant to a bona fide offer, agreement or Deemed Liquidation Event (collectively, a “Purchase Offer”) from or with the Purchaser, the Selling Shareholders shall have the right (the “Drag-Along Right”), but not the obligation, to require each of the other holders or beneficial owners of Shares (the “Other Securityholders”) to sell the same proportion of Shares of the Company beneficially owned by such Other Securityholders as is being sold by the Selling Shareholders (collectively, the “Drag-Along Securities”) to the Purchaser for an amount and on the terms and conditions set out in this section 3.4 and in accordance with Article 27 of the Amended Articles, provided for greater certainty, notwithstanding this section 3.4(a), in no event shall the Other Securityholders be required to sell any fractional Shares and in the event that the proportion of Shares required to be sold by any Other Securityholder pursuant to this section 3.4(a) includes a fractional share, such number of Shares required to be sold by such Other Securityholder shall be rounded down to the nearest whole number.

(b)	Voting.

If any transaction or series of transactions contemplated in this section 3.4 requires shareholder or securityholder approval, each Shareholder that is required to sell Shares pursuant to this section 3.4 will participate fully in any such purchase and vote, or cause to be voted (in person, by proxy or by action by written consent, if applicable) all Shares held or beneficially owned by, or over which such holder exercises voting control or direction, in favour of, and to approve and adopt, as applicable, such transaction or transactions and all actions as may be necessary in connection therewith, including, if applicable, any required or related amendment to the notice of articles of the Company or the Amended Articles.

(c)	Other Restrictions.

No Shareholder that may be required to sell Shares pursuant to this section 3.4 shall deposit, or permit any of their Affiliates to deposit, except as provided in this section 3.4 and in accordance with Article 27 of the Amended Articles, any Shares beneficially owned by such holder or Affiliate in any voting trust or subject any Shares to any agreement or arrangement with respect to the voting of such securities (other than proxies that may be granted from time to time in respect of specific meetings), unless specifically requested to do so by the Purchaser in connection with a sale pursuant to this section 3.4.

(d)	Acknowledgement of Article 27.

Each Shareholder confirms and acknowledges that any Purchase Offer made and Drag Along Right exercised under this section 3.4 is subject to and shall be made in accordance with the terms and conditions of Article 27 of the Amended Articles.

3.5	Company’s Option to Repurchase Shareholder’s Shares

In the event that a Shareholder becomes at any time employed, either directly or indirectly, with a Competitive Business, then at any time during the year following the date on which the Company becomes aware of the Shareholder’s employment with a Competitive Business, the Company may, in its sole discretion, repurchase all of the Shares held by the Shareholder on payment of the Repurchase Price for each Share to be repurchased together with all declared and unpaid dividends thereon. In the case of such repurchase, the Company will provide the Shareholder with not less than 30 days’ written notice of such repurchase by delivering a notice (the “Repurchase Notice”) to the Shareholder, specifying the date and place of repurchase, the Repurchase Price and the number of Shares to be repurchased. If a Repurchase Notice is delivered to the Shareholder by the Company and the Company deposits sufficient funds to repurchase the Shares in an account at a lending institution identified in the Repurchase Notice on or before the proposed date of repurchase, the Shares to be repurchased will be deemed to be repurchased and the Shareholder will have no further rights in respect thereof, except to receive the payment out of the funds so deposited by the Company.

3.6	Going Public Agreements

If the Company proceeds to list any shares of the Company on a public stock exchange or commences a public offering, each holder of an Option granted under the Plan will promptly enter into all such escrow, pooling or other agreements as are required by the securities regulatory authorities, the exchange, the agents or the underwriters in connection with such listing or public offering.

3.7	Recognition of Transfers

The Company will not recognize any Transfers of Shares made in violation of this Agreement.

3.8	Endorsement on Share Certificates

Any and all certificates representing Shares now or hereafter owned by the Shareholder during the currency of this Agreement (whether such Shares are issued initially or with respect to Transfer or otherwise) will have endorsed thereon in bold type the following legend:

“The securities represented by this certificate are subject to the provisions of an Agreement dated for reference the ● day of●, 201●, as amended from time to time, and such securities are not transferable on the books of the Company except in accordance and compliance with the terms and conditions of such Agreement.”

ARTICLE 4

GENERAL PROVISIONS

4.1	No Partnership

Nothing in this Agreement or in the relationship of the parties hereto will be construed as in any sense creating a partnership among or between the parties or as giving to any party any of the rights or subjecting any party to any of the creditors of the other party.

4.2	Time of the Essence

Time will be of the essence of this Agreement.

4.3	Further Acts

Each of the parties to this Agreement will at the request of any other party, and at the expense of the Company, execute and deliver any further documents and do all acts and things as that party may reasonably require in order to carry out the true intent and meaning of this Agreement.

4.4	Parties of Interest

This Agreement and the rights of such party hereunder will enure to the benefit of and be binding upon the parties hereto, their permitted assigns and their personal representatives, administrators, heirs and successors.

4.5	Share Reorganizations

The provisions of this Agreement relating to Shares will also apply, with the necessary changes, to the following:

(a)	any shares or securities into which such Shares may be converted, changed, reclassified, redivided, redesignated, redeemed, subdivided or consolidated;

(b)	any shares or securities that are received by the Shareholder as a stock dividend or distribution payable in shares of the Company; and

(c)

any shares or securities of the Company or of any successor or continuing corporation to the Company that may be received by the Shareholder on a reorganization, amalgamation, consolidation, merger or otherwise.

4.6	Governing Law

This Agreement will be exclusively construed and governed by the laws in force in British Columbia and the laws of Canada applicable thereto and, except as provided in section 4.12, the courts of British Columbia (and the Supreme Court of Canada, if necessary) will have exclusive jurisdiction to hear and determine all disputes arising hereunder. Except as provided in section 4.12, each of the parties hereto irrevocably attorns to the jurisdiction of said courts and consents to the commencement of proceedings in such courts. This section 4.6 will not be construed to affect the rights of a party to enforce a judgment or award outside said province, including the right to record and enforce a judgment or award in any other jurisdiction.

4.7	Entire Agreement

This Agreement constitutes the entire agreement between the parties to this Agreement with respect to the subject matter hereof and supersedes all prior negotiations, proposals and agreements, whether oral or written, with respect to the subject matter of this Agreement.

4.8	Notices

All notices, demands and payments under this Agreement must be in writing and may be delivered personally or by facsimile transmission to the addresses as first written above and on any document pursuant to which a Person becomes party hereto or such other addresses as may from time to time be notified in writing by the parties. All notices will be deemed to have been given and received on the next business day following the date of transmission or delivery, as the case may be.

4.9	Waiver

Failure by any party hereto to insist in any one or more instances upon the strict performance of any one of the covenants contained herein will not be construed as a waiver or relinquishment of such covenant. No waiver by any party hereto of any such covenant will be deemed to have been made unless expressed in writing and signed by the waiving party.

4.10	Severability

The unlawfulness or invalidity or unenforceability of any provision in this Agreement or of any covenant herein contained on the part of any party will not affect the validity or enforceability of any other provision or covenant hereof or herein contained and the parties hereby undertake to renegotiate in good faith, with a view to concluding arrangements as nearly as possible the same as those herein contained.

4.11	Assignment

No party will be entitled to assign his or her rights under this Agreement to any Person without the prior written consent of the other parties, provided that such consent will not be unreasonably withheld.

4.12	Arbitration

In the event of a dispute hereunder which does not involve a party seeking a court injunction, that dispute will promptly be referred to and finally resolved by arbitration administered by the British Columbia International Commercial Arbitration Centre in accordance with its rules. The place of arbitration will be Vancouver, British Columbia.

4.13	Counterparts

This Agreement may be executed in several counterparts (including by fax), each of which when so executed will be deemed to be an original and will have the same force and effect as an original but such counterparts together will constitute but one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

GENOMEDX BIOSCIENCES INC.

Per:
Administrator, Stock Option Plan GenomeDx Biosciences Inc.

SIGNED, SEALED AND DELIVERED by ● in the presence of:	) )
___________________________________________	)
Signature	)
___________________________________________	)	___________________________________________
Print Name	) )	Print Name:
___________________________________________	)
Address	) )
___________________________________________	)
Occupation	)
(witness as to all signatures))